PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC
                 Three Gateway Center, 9th Floor
                  Newark, New Jersey 07102-4077



                                        June 24,
1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:                                The
BlackRock Income Trust Inc.
        File No. 811-5542

Ladies and Gentlemen:

     Enclosed is the Semi-Annual Report on Form N-
SAR for the above referenced fund for the six-month period ended April 30, 1998.

                                        Very truly
yours,



                                        /s/ David
F. Connor
                                        David F.
Connor


Enclosures











\\ccm17zbg\apps\caveazie\funds\blackrock\bkt\nsar\
6-98 cover.doc
     This report is signed on behalf of the
Registrant in the City of New York and State of New York on the 26 day of June, 1998.

The BlackRock Income Trust Inc.


Witness:  /s/James Kong                   By:
/s/Henry Gabbay
           James Kong
Henry Gabbay
           Assistant Treasurer
Treasurer